Exhibit 99.1
National Financial Partners Announces Third Quarter 2009 Net Income per Diluted Share of $0.24; Cash Earnings per Diluted Share of $0.58, Excluding Unusual Item

Gross Margin Percentage Improved to 19.1% from 17.5% in Prior Year Period
Third Quarter Cash Flow from Operations Up 40% from Prior Year Period
Credit Facility Balance Reduced to $65 Million as of October 31, 2009
Financial Highlights*	3Q 2009	3Q 2008	% Change	YTD 2009	YTD 2008	% Change
(Dollars in millions, except per share data)

Revenue	$229.9	$277.3	-17.1%	$671.1	$851.1	-21.1%
Gross Margin %	19.1%	17.5%		18.1%	17.7%
Net income (loss)	10.5	3.5	200.0%	(495.2)	20.9	NM
Net income (loss) per diluted share	0.24	0.08	200.0%	(12.11)	0.51	NM
Cash earnings	26.4	22.9	15.3%	70.9	72.1	-1.7%
Cash earnings per diluted share	$0.61	$0.56	8.9%	$1.67	$1.75	-4.6%
Organic revenue growth/decline	-16.3%	-14.4%		-19.6%	-5.0%
Organic gross margin growth/decline	-18.4%	-22.6%		-21.1%	-15.0%
* This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates amount not meaningful.

NEW YORK, NY – November 3, 2009 – National Financial Partners Corp. (NYSE: NFP), a leading independent distributor of benefits, insurance and investment advisory services, today reported financial results for the third quarter ended September 30, 2009.

NFP reported third quarter 2009 net income of $10.5 million, or $0.24 per diluted share, compared with net income of $3.5 million, or $0.08 per diluted share, in the third quarter of 2008.  Third quarter 2009 cash earnings was $26.4 million, or $0.61 per diluted share, compared with $22.9 million, or $0.56 per diluted share, in the third quarter of 2008.  Excluding the proceeds from the settlement of an NFP-owned key man life insurance policy, cash earnings per diluted share was $0.58 in the third quarter of 2009.  Cash earnings per diluted share, excluding proceeds from the settlement of the key man life insurance policy, remained stable primarily as a result of lower expenses.  (Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.  A full reconciliation of net income to cash earnings is provided in the attached tables.)

Jessica Bibliowicz, chairman, president and chief executive officer, said, “The actions we have taken over the past year to increase cash flow and reduce expenses continue to be effective.  From the prior year period, cash flow from operations increased 40% and gross margin percentage improved significantly.  The amount outstanding under our credit facility has been reduced by 56% from the beginning of the year to the end of October.”

Ms. Bibliowicz continued, “Our operating focus, together with our recent reorganization and the restructuring of firm principal incentive compensation plans, provide a solid foundation for the future.”

As of September 30, 2009, the Company had $75.0 million outstanding under its credit facility, a reduction of $40.0 million since June 30, 2009. In October NFP further reduced the amount outstanding under its credit facility by an additional $10.0 million, and the balance now stands at $65.0 million.  The third quarter 2009 consolidated leverage ratio (as defined in the amended credit facility) was 2.2x, below the maximum allowable consolidated leverage ratio of 3.0x for the third quarter of 2009.  The maximum allowable consolidated leverage ratio will decline to 2.5x in the fourth quarter of 2009 and remain at that level through the expiration of the credit facility in August 2011.   During the third quarter of 2009, NFP generated cash flow from operations of $50.4 million, an increase of $14.4 million, or 40.0%, from the prior year period.

Third Quarter Results
Revenue decreased $47.4 million, or 17.1%, to $229.9 million in the third quarter of 2009 from the prior year period.  The decrease was driven by an organic revenue decline of $33.9 million, or 16.3%, to $174.3 million.  The Company’s Austin, Texas-based facility, which includes NFP Insurance Services, Inc. (“NFPISI”), a licensed insurance agency and marketing organization, and NFP Securities, Inc. (“NFPSI”), a registered broker-dealer, experienced a revenue decline of $7.4 million, or 11.0%, to $59.7 million.  Also contributing to the quarterly decrease was a $4.8 million reduction in revenue due to the sale of all or a portion of certain firms as well as adjustments for eliminations.

Organic metrics generally encompass firms that were owned by NFP for at least four full quarters at the beginning of the third quarter of 2009.  NFP includes dispositions in its organic metrics up until the time of disposition and excludes these firms for all periods after disposition.  More detailed definitions and financial information can be found in the Company’s quarterly financial supplement, which is available on the Company’s Web site at www.nfp.com.

Gross margin before management fees was $78.8 million in the third quarter of 2009, a decrease of $10.9 million, or 12.2%, from the prior year period.  As a percentage of revenue, third quarter gross margin before management fees increased to 34.3% from 32.3% in the prior period, despite the revenue decline.  Lower commissions and fees expense as a percentage of revenue was partially offset by higher operating expenses as a percentage of revenue.  In absolute terms, operating expenses declined 14.0% in the third quarter of 2009 compared with the prior year period largely due to expense reduction initiatives and a $5.3 million decline due to the sale of all or a portion of certain firms.

Management fees as a percentage of gross margin before management fees declined to 44.3% in the third quarter of 2009 from 45.9% a year ago largely due to lower incentive expense.  The decline in this percentage also reflected a greater contribution to income before management fees from entities that are not subject to management fees, such as NFPISI and NFPSI.  Management fees as a percentage of gross margin before management fees has increased throughout the year as the operating performance of NFP’s firms has improved.  Gross margin, which includes management fees as a component of cost of services, was $43.9 million in the third quarter of 2009, a decrease of $4.7 million, or 9.7%, from the prior year period.  Organic gross margin declined 18.4% in the third quarter of 2009 compared with the corresponding prior year period.  As a percentage of revenue, third quarter total gross margin increased to 19.1% from 17.5% in the prior year period.

General and administrative expense decreased $3.6 million, or 21.7%, to $13.0 million in the third quarter of 2009 compared with the prior year period.  The decrease was largely the result of previous headcount reductions and management’s continued efforts to reduce other expenses.

In the third quarter of 2009, impairment of goodwill and intangible assets was $2.0 million.  The Company generally evaluates the value of its intangible assets on a quarterly basis.

The Company recognized a $1.2 million gain on the sale of subsidiaries during the third quarter of 2009.  The gain was the result of the sale of seven subsidiaries and certain assets of two additional subsidiaries.

Net interest and other included $1.9 million in proceeds from the settlement of an NFP-owned key man life insurance policy.  The Company maintains key man life insurance on certain of its principals for risk management purposes.

The tax rate was 37.5% in the third quarter of 2009, lower than the typical combined federal and state tax rates largely due to the non-taxable nature of key man life insurance proceeds received during the second quarter of 2009 and a tax benefit from dispositions.

Earnings Conference Call & Presentation
The Company will conduct its third quarter 2009 earnings conference call and audio webcast on November 4, 2009, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial (617) 399-5125 (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on NFP’s Web site before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial (888) 286-8010.  The access code for the replay is 66138793.  To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Reconciliation of Non-GAAP Measures
The Company analyzes its performance using historical and forward-looking non-GAAP measures called cash earnings and cash earnings per diluted share, gross margin before management fees and percentages or calculations using these measures.  The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.  A full reconciliation of net income to cash earnings is provided in the attached tables.  Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Gross margin before management fees should not be viewed as a substitute for gross margin. A full reconciliation of these non-GAAP measures to their GAAP counterparts is provided in the Company’s quarterly financial supplement for the quarter ended September 30, 2009, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

About National Financial Partners Corp.
NFP is a leading independent financial services distribution company.  NFP offers high net worth individuals and companies throughout the United States and in Canada comprehensive solutions across corporate and executive benefits, life insurance and wealth transfer, and investment advisory products and services.  NFP and its subsidiaries, including NFP Securities, Inc., provide clients with access to objective advice and a choice of insurance and financial products and services. For more information please visit www.nfp.com.

Forward-Looking Statements
This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations or strategy. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include: (1) NFP’s ability, through its operating structure, to respond quickly to regulatory, operational or financial situations impacting its firms; (2) the Company’s ability to manage its business effectively and profitably through the principals of its firms; (3) the financial impact of NFP’s new incentive plans; (4) a recessionary economic environment, resulting in fewer sales of financial products or services, including rising unemployment which could impact group benefits sales based on reduced headcount, the availability of credit in connection with the purchase of such products or services, consumer hesitancy in spending or the insolvencies of or difficulties experienced by insurance companies, financial institutions or the Company’s clients; (5) the occurrence of events or circumstances that could be indicators of impairment to goodwill and intangible assets which require the Company to test for impairment, and the impact of any impairments that the Company may take; (6) the impact of the adoption or modification of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies (including with respect to impairments), which may lead to adverse financial results; (7) NFP’s success in acquiring and retaining high-quality independent financial services distribution firms and various factors inhibiting the Company’s ability to acquire and retain firms; (8) the performance of the Company’s firms following acquisition; (9) changes in interest rates or general economic conditions and credit market conditions, including changes that adversely affect NFP’s ability to access capital; (10) adverse developments or volatility in the markets in which the Company operates, resulting in fewer sales of financial products and services, including those related to compensation agreements with insurance companies and activities within the life settlements industry; (11) securities and capital markets behavior, including fluctuations in the price of NFP’s common stock, recent uncertainty in the U.S. financial markets or the dilutive impact of any capital-raising efforts to finance operations or business strategy; (12) any losses that NFP may take with respect to firm dispositions, firm restructures or otherwise; (13) the continued availability of borrowings and letters of credit under NFP’s credit facility; (14)  NFP’s ability to manage its indebtedness and capital structure; (15) adverse results or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (16) uncertainty in the financial services, insurance or life settlement industries arising from investigations into certain business practices and subpoenas received from various governmental authorities and related litigation; (17) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers and the uncertain impact of proposals for legislation regulating the financial services industry; (18) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (19) changes in laws, including the elimination or modification of the federal estate tax, changes in the tax treatment of life insurance products, or changes in regulations affecting the value or use of benefits programs, which may adversely affect the demand for or profitability of the Company’s services; (20) uncertainty regarding the impact of proposed healthcare legislation or reform on NFP’s subsidiaries that operate in the benefits market; (21) developments in the availability, pricing, design or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (22) changes in premiums and commission rates or the rates of other fees paid to the Company’s firms, including life settlements and registered investment advisory fees; (23) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (24) the loss of services of key members of senior management; (25) the availability or adequacy of errors and omissions insurance or other types of insurance coverage protection; and (26) the Company’s ability to effect smooth succession planning at its firms.

Source:  National Financial Partners Corp.

Contacts:

Investor Relations: Marc Gordon National Financial Partners ir@nfp.com 212-301-4033	Media Relations: Barbara Willis National Financial Partners communications@nfp.com 212-301-1039

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Commissions and fees	$229,925	$277,282	$671,104	$851,135

Cost of services:
Commissions and fees	63,059	85,216	187,934	275,487
Operating expenses (1)	88,112	102,384	274,553	306,581
Management fees	34,855	41,140	87,316	118,727
Total cost of services	186,026	228,740	549,803	700,795
Gross margin	43,899	48,542	121,301	150,340

Corporate and other expenses:
General and administrative	13,044	16,537	37,898	48,900
Amortization of intangibles	8,975	9,907	27,745	29,323
Impairment of goodwill and intangible assets	2,002	5,198	612,234	10,226
Depreciation	3,361	3,497	10,385	9,706
Gain loss on sale of subsidiaries	(1,190)	(578)	(1,852)	(7,665)
Total corporate and other expenses	26,192	34,561	686,410	90,490
Income (loss) from operations	17,707	13,981	(565,109)	59,850

Net interest and other (2)	(911)	(3,802)	(2,358)	(11,856)
Income (loss) before income taxes	16,796	10,179	(567,467)	47,994

Income tax expense (benefit) (2)	6,256	6,682	(72,230)	27,080
Net income (loss) (2)	$10,540	$3,497	$(495,237)	$20,914

Earnings (loss) per share (2):
Basic	$0.25	$0.09	$(12.11)	$0.53
Diluted	$0.24	$0.08	$(12.11)	$0.51

Weighted average shares outstanding:
Basic	41,604	39,670	40,888	39,493
Diluted	43,114	41,187	40,888	41,164

(1)	Excludes amortization and depreciation shown separately in Corporate and other expenses.
(2)	Prior periods presented have been retrospectively adjusted for the adoption of new guidance related to the accounting for convertible debt on January 1, 2009.

CALCULATION OF GROSS MARGIN
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenue	$229,925	$277,282	$671,104	$851,135
Cost of services:
Commissions and fees	63,059	85,216	187,934	275,487
Operating expenses (1)	88,112	102,384	274,553	306,581
Gross margin before management fees	78,754	89,682	208,617	269,067
Management fees	34,855	41,140	87,316	118,727
Gross margin	$43,899	$48,542	$121,301	$150,340
Gross margin as a percentage of revenue	19.1%	17.5%	18.1%	17.7%
Gross margin before management fees as a
percentage of revenue	34.3%	32.3%	31.1%	31.6%
Management fees, as a percentage of gross
margin before management fees	44.3%	45.9%	41.9%	44.1%

RECONCILIATION OF NET INCOME TO CASH EARNINGS
(Unaudited-in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP net income (loss) (2)	$10,540	$3,497	$(495,237)	$20,914
Amortization of intangibles	8,975	9,907	27,745	29,323
Depreciation	3,361	3,497	10,385	9,706
Impairment of goodwill and intangible assets	2,002	5,198	612,234	10,226
Tax benefit of impairment of goodwill and
intangible assets	(427)	(874)	(89,475)	(2,663)
Non-cash interest, net of tax (2)	1,966	1,644	5,255	4,632
Cash earnings (3)	$26,417	$22,869	$70,907	$72,138

GAAP net income (loss) per share - diluted (2)	$0.24	$0.08	$(12.11)	$0.51
Amortization of intangibles	0.21	0.24	0.65	0.71
Depreciation	0.08	0.08	0.25	0.24
Impairment of goodwill and intangible assets	0.05	0.13	14.45	0.25
Tax benefit of impairment of goodwill and
intangible assets	(0.01)	(0.02)	(2.11)	(0.06)
Non-cash interest, net of tax (2)	0.05	0.04	0.12	0.11
Impact of diluted shares on cash earnings not
reflected in GAAP net loss per share - diluted (4)	—	—	0.42	—
Cash earnings per share - diluted (5)	$0.61	$0.56	$1.67	$1.75

(1)	Excludes amortization and depreciation shown separately in Corporate and other expenses.
(2)	Prior periods presented have been retrospectively adjusted for the adoption of new guidance related to the accounting for convertible debt on January 1, 2009.
(3)
Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.

(4)
For periods where the Company generated a GAAP net loss, weighted average common shares outstanding - diluted was used to calculate cash earnings per share - diluted only. To calculate GAAP net loss per share, weighted average common shares outstanding - diluted is the same as weighted average common shares outstanding - basic due to the antidilutive effects of other items caused by a GAAP net loss position.

(5)
The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding. Excluding the impact on cash earnings per share – diluted of $0.03 from the settlement of an NFP-owned key man life insurance policy, cash earnings per share – diluted would be $0.58 for the three months ended September 30, 2009.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$60,084	$48,621

Cash, cash equivalents and securities purchased under resale agreements in premium trust accounts	75,838	75,109
Commissions, fees and premiums receivable, net	100,930	140,758
Due from principals and/or certain entities they own	21,787	16,329
Notes receivable, net	7,161	6,496
Deferred tax assets	8,322	9,435
Other current assets	18,368	19,284
Total current assets	292,490	316,032
Property and equipment, net	44,341	51,683
Deferred tax assets (1)	110,561	24,889
Intangibles, net	399,265	462,123
Goodwill, net	57,018	635,693
Notes receivable, net	32,410	23,683
Other non-current assets (1)	29,793	28,018
Total assets (1)	$965,878	$1,542,121

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$82,583	$73,159
Borrowings	75,000	148,000
Income taxes payable (1)	—	11
Deferred tax liabilities	239	—
Due to principals and/or certain entities they own	22,779	38,791
Accounts payable	21,381	28,513
Accrued liabilities	47,531	54,380
Total current liabilities (1)	249,513	342,854
Deferred tax liabilities (1)	116,825	119,400
Convertible senior notes (1)	201,767	193,475
Other non-current liabilities	62,037	62,874
Total liabilities (1)	630,142	718,603

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,410	4,388
Additional paid-in capital (1)	874,839	881,458
Retained (deficit) earnings (1)	(434,316)	97,178
Accumulated other comprehensive income	176	(50)
Treasury stock	(109,373)	(159,456)
Total stockholders' equity (1)	335,736	823,518
Total liabilities and stockholders' equity (1)	$965,878	$1,542,121

(1)	Prior periods presented have been retrospectively adjusted for the adoption of new guidance related to the accounting for convertible debt on January 1, 2009.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flow from operating activities
Net income (loss) (1)	$10,540	$3,497	$(495,237)	$20,914

Adjustments to reconcile to net cash provided by operating activities:
Deferred taxes	1,106	(391)	(87,000)	23
Stock-based compensation	2,456	3,290	7,443	10,032
Impairment of goodwill and intangible assets	2,002	5,198	612,234	10,226
Amortization of intangibles	8,975	9,907	27,745	29,323
Depreciation	3,361	3,497	10,385	9,706
Accretion of senior convertible notes discount (1)	2,783	2,611	8,292	7,778
Gain on sale of subsidiaries	(1,190)	(578)	(1,852)	(7,665)

(Increase) decrease in operating assets:
Cash, cash equivalents and securities purchased under resale agreements in premium trust accounts	3,420	2,623	(729)	4,737
Commissions, fees and premiums receivable, net	3,847	6,328	38,920	44,452
Due from principals and/or certain entities they own	1,615	(9,031)	(3,390)	(17,746)
Notes receivable, net - current	659	64	(705)	(889)
Other current assets (1)	(816)	3,098	(396)	(3,346)
Notes receivable, net - non-current	1,778	796	(2,209)	(7,676)
Other non-current assets (1)	(700)	328	(1,832)	(13,828)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	1,457	(3,792)	9,424	(2,917)
Income taxes payable (1)	—	66	(11)	(1,764)
Due to principals and/or certain entities they own	26	9,250	(22,072)	(33,214)
Accounts payable	3,038	(939)	(7,125)	(12,425)
Accrued liabilities	1,081	(1,728)	(8,475)	(22,282)
Other non-current liabilities (1)	4,983	1,931	(416)	10,898
Total adjustments	39,881	32,528	578,231	3,423
Net cash provided by operating activities	50,421	36,025	82,994	24,337

Cash flow from investing activities:
Proceeds from disposal of subsidiaries	1,935	1,240	10,997	22,523
Purchases of property and equipment, net	(1,801)	(5,439)	(4,943)	(30,322)
Payments for acquired firms, net of cash, and contingent consideration	(627)	(22,989)	(1,606)	(63,782)
Net cash provided by (used in) investing activities	(493)	(27,188)	4,448	(71,581)

Cash flow from financing activities:
Repayments of borrowings	(40,000)	(47,000)	(73,000)	(132,000)
Proceeds from borrowings	—	51,000	—	179,000
Proceeds from stock-based awards, including tax benefit	385	277	(2,719)	3,481
Shares cancelled to pay withholding taxes	(51)	(22)	(210)	(680)
Payments for treasury stock repurchase	—	(2,691)	—	(24,612)
Dividends paid	—	(8,216)	(50)	(24,683)
Net cash (used in) provided by financing activities	(39,666)	(6,652)	(75,979)	506
Net increase (decrease) in cash and cash equivalents	10,262	2,185	11,463	(46,738)
Cash and cash equivalents, beginning of period	49,822	65,259	48,621	114,182
Cash and cash equivalents, end of the period	$60,084	$67,444	$60,084	$67,444

Supplemental disclosures of cash flow information
Cash paid for income taxes	$4,332	$7,949	$18,010	$29,968
Cash paid for interest	$1,975	$2,649	$5,771	$7,568

(1)	Prior periods presented have been retrospectively adjusted for the adoption of new guidance related to the accounting for convertible debt on January 1, 2009.